Exhibit 99.1

New Release

Carreker Corporation Announces Resolution of Accounting Issue and Restatement of Certain Prior Period Results

DALLAS (April 27, 2006) — Carreker Corporation (Nasdaq: CANI), a leading provider of payments technology and consulting solutions for the financial services industry, announced today that it will restate its audited consolidated financial results for the fiscal year ended January 31, 2004 and its consolidated balance sheet at January 31, 2005 as a result of the correction of a deferred revenue accounting error, which was previously announced on March 14, 2006. Accordingly, these financial statements should no longer be relied upon.

The correction relates to an error identified in deferred revenue and is primarily attributable to the duplicate recording of a customer software maintenance contract in conjunction with an accounting system conversion in October 2002. Software maintenance revenue related to this contract was erroneously recognized twice during the year ended January 31, 2004. This has been identified as a material weakness in management’s evaluation of the Company’s disclosure controls and procedures and, based upon this evaluation; management has concluded that the Company’s disclosure controls and procedures were ineffective for the relevant periods. Management has established specific processes and controls and has modified others to provide reasonable assurance that these measures, when effectively implemented and maintained, will remediate the material weakness.

Consistent with previous indications, the net adverse impact on the consolidated financial statements as of and for the fiscal year ended January 31, 2004 will be a $2.0 million reduction in software maintenance revenue and net income. The consolidated balance sheets at January 31, 2004 and 2005 will reflect a $2.0 million increase in deferred revenue and a corresponding increase in accumulated deficit. As previously stated, the item is not related to ongoing accounting practices, does not impact future results of operations and does not affect the Company’s cash position.

As previously announced, the Company expects to report fourth quarter and fiscal year end 2005 financial results on May 1st, 2006 after 4:00 pm Eastern Time.. Management will subsequently host a conference call and Web cast at 4:30 p.m. Eastern Time to discuss the fourth quarter and fiscal 2005 financial results as well as other items of interest. To join the conference call, dial 866-348-8664 in the United States or 706-679-0430 internationally. All participants enter code 5845508. Additionally, a live Web cast of the conference call will be available through the investor relations section of the Company’s Web site at http://ir.carreker.com.

About Carreker Corporation

Carreker Corporation improves earnings for financial institutions around the world. The Company’s integrated consulting and software solutions are designed to increase clients’ revenues and reduce their expenses, while improving security and increasing the value of their customer relationships. Carreker provides products and services to more than 250 clients in the United States, Canada, the United Kingdom, Ireland, continental Europe, Australia, New Zealand, South Africa, South America, Mexico, and the Caribbean. Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, Texas since 1978, Carreker Corporation has offices in London and Sydney. For more information, visit www.carreker.com.

Forward Looking Statements

Except for historical information, the statements in this release constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially as well as the risks and uncertainties arising out of the restatement of the Company’s consolidated financial statements and also economic, competitive, governmental and technological factors affecting the Company’s operations, markets, services, products, sales, potential sales and prices. For further information concerning certain of these risks and uncertainties, see under the caption “Risk Factors” in the Company’s most recent Form 10-K. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Lisa Peterson, Executive Vice President

Gary Samberson, SVP, Treasury, Risk

and CFO

Management and Investor Relations

(972) 371-1454 PH

(972) 371-1590 PH

(972) 458-2567 FX

(972) 458-2567 FX

Email: lpeterson@carreker.com

Email: gsamberson@carreker.com